January 19, 2021 (NYSE: STT) 4Q 2020 Financial Highlights

2 Preface and forward-looking statements This presentation includes certain highlights of, and also material supplemental to, State Street Corporation’s news release announcing its fourth quarter and full year 2020 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by detailed financial tables. This presentation is designed to be reviewed together with that news release, which is available on State Street’s website, at http://investors.statestreet.com, and is incorporated herein by reference. This presentation (and the conference call accompanying it) contains forward-looking statements as defined by United States securities laws. These statements are not guarantees of future performance, are inherently uncertain, are based on assumptions that are difficult to predict and have a number of risks and uncertainties. The forward-looking statements in this presentation speak only as of the time this presentation is first furnished to the SEC on a Current Report on Form 8-K, and State Street does not undertake efforts to revise forward-looking statements. See “Forward-looking statements” in the Appendix for more information, including a description of certain factors that could affect future results and outcomes. Certain financial information in this presentation is presented on both a GAAP basis and on a basis that excludes or adjusts one or more items from GAAP. The latter basis is a non-GAAP presentation. Refer to the Appendix for explanations of our non-GAAP financial measures and to the Addendum for reconciliations of our non-GAAP financial information.

4Q20 and FY2020 highlights

All comparisons are to corresponding prior year periods unless noted otherwise

	4Q20	FY2020
Financial performance	• EPS of $1.39; $1.69 ex-notable items[A] • Total revenue of $2.9B, down (4)% reflecting: – Fee revenue of $2.4B, up 2% – Net interest income of $0.5B, down (22)% • Expenses ex-notable items of $2.1B, flat YoY[A] – Pre-tax margin of 26.9%[A]	• EPS of $6.32; $6.70 ex-notable items[A] • Total revenue of $11.7B, ~flat YoY reflecting: – Fee revenue of $9.5B, up 4% – Net interest income of $2.2B, down (14)% • Expenses ex-notable items of $8.5B, down (1.5)%[A] – Pre-tax margin of 26.3%[A]
Business metrics	• AUC/A of $38.8T, with servicing wins of $205B and new business yet to be installed of $436B at quarter-end[1] • AUM of $3.5T primarily reflecting higher market levels and net inflows from ETFs and cash[1] • CRD annual recurring revenue (ARR) of $223M, up 17%[2]	• Servicing wins of $787B[1] • 6 State Street Alpha[SM] wins[1] • Continued ETF and cash net inflows for SSGA • CRD standalone software-enabled revenue up 17%; SaaS clients increased 18%[5]
Capital and balance sheet strength	• ROE of 8.4% • CET1 ratio of 12.3% with significant headroom above regulatory requirement[3] • Announced 1Q21 common share repurchase program of up to $475M and redemption of $500M of preferred stock[4]	• ROE of 10.0% • Average deposit growth of 22% driven by client balances • Loan and investment portfolio growth serving to mitigate impact of rates

[A] Financial metrics ex-notable items are non-GAAP measures; refer to the Appendix for explanations and reconciliations of our non-GAAP measures.
Refer to the Appendix included with this presentation for endnotes 1 to 20.

STATE STREET. | 3

4Q20 notable items

($M, except EPS data)	Quarters[A]		
	4Q19	3Q20	4Q20
Repositioning charges:			
Compensation & employee benefits	$(98)	-	($82)
Occupancy	(12)	-	(51)
Total repositioning costs	(110)	-	(133)
Acquisition and restructuring costs	(29)	(15)	(12)
Legal and related costs	(140)	9	-
Gain on Junior Subordinated Debt[B]	44	-	-
Total Notable items (pre-tax)	$(235)	($6)	($145)
Preferred securities redemption (after-tax)	(22)	-	-
EPS Impact	$(0.63)	-	$(0.30)

Repositioning charges of $133M

- Compensation and employee benefit costs of $82M associated with automation of processes and organizational simplification enabling workforce rationalization
- Occupancy costs of $51M related to real estate foot print optimization
- Expected FY2021 savings of ~$150M[C]

Other notable items

- Acquisition and restructuring costs of $12M primarily associated with the CRD acquisition

[A] Refer to the Addendum for further details on notable items. [B] A cash tender offer was completed in 4Q19 of ~$297M of our $800M aggregate principal amount of outstanding Floating Rate Junior Subordinated Debentures due 2047, resulting in a gain of ~$44M. [C] As previously announced, we temporarily suspended reduction in force actions in 2020 as a result of the COVID-19 pandemic. The expected FY2021 savings reflect the impact of those actions previously suspended as well as those announced this quarter.

STATE STREET | 4

Summary of 4Q20 and FY2020 results

FY2020 reflects growth in EPS, ROE and pre-tax margin, as well as positive operating leverage

(GAAP, $M, except EPS data, or where otherwise noted)	Quarters			% Δ		Full Year		
	4Q19	3Q20	4Q20	4Q19	3Q20	2019	2020	% Δ
Revenue:								
Servicing fees	$1,299	$1,301	$1,307	0.6%	0.5%	$5,074	$5,167	1.8%
Management fees[A]	480	479	493	2.7	2.9	1,824	1,880	3.1
Foreign exchange trading services[A]	259	270	324	25.1	20.0	1,058	1,363	28.8
Securities finance	111	84	88	(20.7)	4.8	471	356	(24.4)
Software and processing fees	219	172	204	(6.8)	18.6	720	733	1.8
Total fee revenue	2,368	2,306	2,416	2.0	4.8	9,147	9,499	3.8
Net interest income	636	478	499	(21.5)	4.4	2,566	2,200	(14.3)
Other income	44	-	2	nm	nm	43	4	nm
Total revenue	$3,048	$2,784	$2,917	(4.3)%	4.8%	$11,756	$11,703	(0.5)%
Provision for credit losses[6]	$3	-	-	nm	nm	$10	$88	nm
Total expenses[6]	$2,407	$2,103	$2,276	(5.4)%	8.2%	$9,034	$8,716	(3.5)%
Net income	$564	$555	$537	(4.8)%	(3.2)%	$2,242	$2,420	7.9%
Diluted earnings per share	$1.35	$1.45	$1.39	3.0%	(4.1)%	$5.38	$6.32	17.5%
Return on average common equity	9.0%	8.9%	8.4%	(0.6)%pts	(0.5)%pts	9.4%	10.0%	0.6%pts
Pre-tax margin	20.9%	24.5%	22.0%	1.1%pts	(2.5)%pts	23.1%	24.8%	1.7%pts
Tax rate	11.6%	18.5%	16.1%	4.5%pts	(2.4)%pts	17.3%	16.5%	(0.8)%pts
Ex-notable items, non-GAAP[B]:								
Total revenue	$3,004	$2,784	$2,917	(2.9)%	4.8%	$11,712	$11,703	(0.1)%
Total expenses	$2,128	$2,097	$2,131	0.1	1.6	$8,675	$8,542	(1.5)
EPS	$1.98	$1.45	$1.69	(14.6)	16.6	$6.17	$6.70	8.6
Pre-tax margin	29.1%	24.7%	26.9%	(2.2)%pts	2.2%pts	25.8%	26.3%	0.5%pts

[A] Certain fees associated with our GLD ETFs have been reclassified from Foreign exchange trading services to Management fees to better reflect the nature of those fees. Prior periods have been reclassified to conform to current-period presentation. These fees were approximately $12M, $12M, $14M and $15M in 1Q19, 2Q19, 3Q19 and 4Q19, respectively, and approximately $15M, $19M, $24M and $23M in 1Q20, 2Q20, 3Q20 and 4Q20, respectively. [B] This is a non-GAAP presentation; refer to the Appendix for a reconciliation of ex-notable items and further explanations of non-GAAP measures.

STATE STREET | 5

AUC/A and AUM levels, markets and flows performance

AUC/A and AUM[A]

AUC/A ($T, as of period-end)


+13%
+6%
$34.4
$36.6
$38.8
4Q19
3Q20
4Q20

- 13% increase from 4Q19 primarily driven by:
  - Higher period-end market levels, net new business growth, and client flows
- 6% increase from 3Q20 largely reflecting:
  - Higher period-end market levels and client flows

AUM ($B, as of period-end)


+11%
+10%
$3,116
$3,148
$3,467
4Q19
3Q20
4Q20

- 11% and 10% increase from 4Q19 and 3Q20, respectively, reflecting:
  - Higher period-end market levels and net inflows from ETFs and cash, partially offset by institutional net outflows

Market indices[7]

(% change)		4Q20 vs	
		4Q19	3Q20
S&P 500	EOP	16%	12%
	Daily Avg	15	7
MSCI EAFE	EOP	5	16
	Daily Avg	2	7
MSCI EM	EOP	16	19
	Daily Avg	13	10
Barclays Global Agg	EOP	9	3

Select industry flows[8]

($B)	Total flows[B]		
	4Q19	3Q20	4Q20
Long Term Funds	$50	$21	$59
Money Market	182	(166)	(81)
ETF	88	60	128
North America Total	320	(84)	106
EMEA Total	199	227	214

[A] Changes to AUC/A and AUM also reflect FX translation. [B] Line items may not sum to total due to rounding.
Refer to the Appendix included with this presentation for endnotes 1 to 20.

STATE STREET. 6

Revenue: Servicing fees

Servicing fees ($M)

Total revenue	$3,048	$3,065	$2,937	$2,784	$2,917	YoY -4% QoQ +5%



+1%
~Flat
$1,299
$1,287
$1,272
$1,301
$1,307
4Q19
1Q20
2Q20
3Q20
4Q20

AUC/A sales performance indicators ($B)[1]

	4Q19	1Q20	2Q20	3Q20	4Q20
AUC/A wins	$294	$171	$162	$249	$205
AUC/A to be installed	1,167	1,063	1,037	486	436

- Total revenues were positively impacted by FX translation when compared to 4Q19 and 3Q20 by $38M and $12M, respectively; Servicing fees were also positively impacted by $24M and $7M, respectively

4Q20 performance

Servicing fees of $1,307M up 1% YoY and flat QoQ

4Q20 performance included growth in Alternative, Asset Owner, Insurance and Official Institution client segments offset primarily by softness in the medium-sized Asset Manager segment mainly in North America and EMEA

- Up 1% YoY primarily driven by higher average market levels, partially offset by normal pricing headwinds, softness in recent sales, and client activity/adjustments
- Relatively flat QoQ as higher average market levels and moderate net new business was offset by client activity/adjustments and normal pricing headwinds

Institutional Services revenue growth action plan

Enhancing our strategy to drive future growth

- Create enhanced client solutions and leverage the Alpha value proposition to expand sales pipeline
  - Over 25% of 2H20 AUC/A wins attributed to Alpha deals[1]
- Continue to upgrade talent and roll out enhanced sales coverage model to a total of 350 top clients (up from 200 previously)
- Redefine and pursue new segment and regional strategies to grow market share, and optimize a global operating model

Refer to the Appendix included with this presentation for endnotes 1 to 20.

STATE STREET | 7

Revenue: Management, Markets, Software and processing fee revenue

Management, Markets, Software & processing fee ($M)



Total revenue
$3,048
$3,065
$2,937
$2,784
$2,917
YoY -4%
QoQ +5%
+4%
+10%
$1,069
$1,112
$1,106
$1,005
1,109
Mgmt. Fees[9]
480
464
444
479
493
FX Trading[9]
259
444
325
270
324
Securities Finance
111
92
92
84
88
Software & processing
219
112
245
172
204
4Q19
1Q20
2Q20
3Q20
4Q20

4Q20 performance

Management, Markets, Software and processing fee revenue of $1,109M up 4% YoY and up 10% QoQ

- Management fees of $493M
  - Up 3% YoY mainly due to higher average market levels and ETF inflows, partially offset by net institutional and timing of cash outflows
  - Up 3% QoQ primarily driven by higher average market levels, partially offset by net institutional and timing of cash outflows

  Investment management business pre-tax margin increased to 32% in 4Q20[A]
- FX trading services of $324M[B]
  - Up 25% YoY reflecting higher client FX volumes and FX volatility
  - Up 20% QoQ mainly due to higher spreads

  #1 FX provider to Asset Managers and reached record FX volumes in 2020[10]
- Securities finance of $88M
  - Down (21)% YoY primarily driven by lower EC balances and spreads
  - Up 5% QoQ primarily due to higher agency lending and EC balances

  4Q20 securities on loan balances outpaced industry growth[11]
- Software and processing fees of $204M[B]
  - Down (7)% YoY mainly reflecting the timing of on-prem CRD revenues
  - Up 19% QoQ largely driven by higher CRD revenues and market-related adjustments

  Continued CRD business momentum with 4Q20 ARR of $223M[2]

[A] Refer to the Addendum for line of business information [B] For 4Q20, on a consolidated basis, CRD revenue contributed $106M, including $103M in Software and processing fees and $3M in FX trading services. On a standalone-basis, CRD revenue of $115M includes $9M of revenue associated with affiliates, including SSGA, that is eliminated in consolidation for financial reporting purposes.
Refer to the Appendix included with this presentation for endnotes 1 to 20.

STATE STREET | 8

CRD and State Street Alpha

CRD financial performance
(Standalone basis, $M)[A]



-9%
+16%
$126
$99
$115
On-prem[12]
Professional services
Software-enabled (including SaaS)[12]
57
19
49
20
22
57
36
20
59
16% YoY growth
4Q19
3Q20
4Q20

	4Q19	3Q20	4Q20
Pre-tax income[13]	$68	$37	$48
New bookings[14]	23	17	5
ARR[2]	190	213	223
Uninstalled revenue backlog	104	92	98



+14%
$401
$459
137
71
193
147
87
225
18% YoY growth
FY2019
FY2020

	FY2019	FY2020
Pre-tax income[13]	$200	$211
New bookings[14]	37	30

CRD and Alpha highlights[A]

CRD

- 4Q20 revenue of $115M
  - Down (9)% YoY primarily due to several large prior period on-prem renewals, partially offset by higher software-enabled revenue (+20% YoY)
  - Up 16% QoQ largely driven by renewals
- FY2020 revenue of $459M
  - Up 14% YoY reflecting continued business momentum, with particular growth in software-enabled and professional services revenue
  - Software-enabled revenue up 17% YoY; SaaS clients increased 18% YoY[5]
- Achieved EPS accretion (ex-A&R) and confident in achieving both revenue and expense synergy targets[15]

State Street Alpha

- 6 Alpha clients signed in 2020, including 3 in 4Q20
- Launched Alpha Data Platform, a cloud-based solution enabled by partnerships with Microsoft® Azure and other technology providers

[A] For 4Q20, CRD standalone results include revenue of $115M and pre-tax income of $48M, which includes $9M of revenue associated with affiliates, including SSGA, that is eliminated in consolidation for financial reporting purposes. On a consolidated basis, CRD revenue contributed $106M, including $103M in Software and processing fees and $3M in FX trading services. Revenue line items may not sum to total due to rounding. Refer to the Appendix included with this presentation for endnotes 1 to 20.

STATE STREET. | 9

Revenue: Net interest income

NII and NIM ($M)[16]

Total revenue	$3,048	$2,784	$2,917	YoY -4% QoQ +5%



-22%
+4%
Flat ex-true-up[A]
$636
$478
$498 ex-true-up
$499
4Q19
3Q20
4Q20

	4Q19	3Q20	4Q20
NIM[16] (FTE, %)	1.36%	0.85%	0.84%
ex-MMLF	n/a	0.88%	0.85%

NII of $499M down (22)% YoY and up 4% QoQ

- Down (22)% YoY primarily due to lower market rates, partially offset by growth in deposits, the investment portfolio and loan balances, and episodic market-related benefits in 4Q20
- Up 4% QoQ mainly driven by the absence of the 3Q20 $(20)M true-up[A], growth in deposits, the investment portfolio and loan balances, and episodic market-related benefits in 4Q20, partially offset by the impact of low market rates
  - Excluding the true-up in 3Q20, NII was flat QoQ[A]

Average balance sheet highlights ($B)

	4Q19	3Q20	4Q20
Total assets	$229	$264	$277
EOP	246	272	315
Loans	25	26	28
EOP	26	27	28
Investment portfolio (ex. MMLF)	95	103	108
EOP	96	107	108
Total deposits	164	189	206
EOP	182	198	240

Total average assets of $277B up 21% YoY and 5% QoQ

- Up 21% YoY and 5% QoQ largely driven by higher total average deposits
- Expanded our lending activities and investment portfolio, and shifted central bank balances to higher-yielding assets

[A] 3Q20 NII of $478M includes a true-up of ~$(20)M related to prior periods that had previously been recorded in other comprehensive income. Excluding the 3Q20 true-up, 4Q20 NII of $499M was flat compared to 3Q20 adjusted NII of $498M. Refer to the Appendix included with this presentation for endnotes 1 to 20.

STATE STREET. 10

Expenses

Expenses
(Ex-notable items, non-GAAP, $M)[A]


Flat
+2%
$2,128
$2,097
2,131
Comp. & ben.
1,047
1,062
1,047
Info. sys.
362
395
394
Tran. processing
242
234
257
Occupancy
114
109
111
Other[17]
363
297
322
4Q19
3Q20
4Q20

	4Q19	3Q20	4Q20
GAAP Expense	$2,407	$2,103	$2,276
Head-count	39,103	38,979	39,439

- Total GAAP expenses were adversely impacted by FX translation when compared to 4Q19 and 3Q20 by $24M and $12M, respectively
- Headcount up 1% YoY and QoQ primarily reflecting an increase in global hubs

4Q20 performance
(Ex-notable items, non-GAAP)[A]

Expenses ex-notable items of $2,131M flat YoY and up 2% QoQ

- Compensation and benefits of $1,047M[18]
  - Flat YoY as lower headcount in high cost locations and contractor spend was offset by higher headcount in global hubs
  - Down (1)% QoQ mainly due to lower contractor spend and incentive compensation, partially offset by higher medical costs
- Information systems and communications of $394M
  - Up 9% YoY mainly reflecting higher software costs and technology infrastructure investments
  - Flat QoQ
- Transaction processing services of $257M
  - Up 6% YoY and 10% QoQ primarily due to higher market data volumes and sub-custody balances
- Occupancy of $111M[18]
  - Down (3)% YoY primarily due to benefits from footprint optimization
- Other of $322M[18]
  - Down (11)% YoY mainly driven by lower marketing and travel spend, partially offset by higher professional fees
  - Up 8% QoQ mainly due to higher marketing and professional fees

[A] Quarterly expenses ex-notable items, as presented, is a non-GAAP presentation; refer to the Appendix for a reconciliation of ex-notable items and seasonal expenses to GAAP expenses.
Refer to the Appendix included with this presentation for endnotes 1 to 20.

STATE STREET | 11

12 Investment portfolio and capital ratios Investment portfolio highlights19 ($B, portfolio metrics as of period-end) Capital ratios3 (%, as of period-end) CET1 (Standardized) Tier 1 Leverage HTM % Duration 44% 45% 47% 2.7 2.9 3.0 $80 $96 $94 $16 $16 $17$96 4Q204Q19 $111 3Q20 $112 Non-HQLA HQLA A ~$5B MMLF Continued capital strength • Standardized CET1 ratio was relatively flat QoQ as higher RWAs were largely offset by higher retained earnings • Tier 1 leverage ratio decreased QoQ primarily reflecting higher average total assets, partially offset by higher retained earnings • Returned $184M to shareholders in the form of common stock dividends in 4Q20; announced 1Q21 share repurchase program of up to $475M4 A Money Market Mutual Fund Liquidity Facility (MMLF) contributed ~$3B to the investment portfolio at period-end. Excluding MMLF, the investment portfolio size would have been ~$108B at period-end, with a duration of 3.1 years and 44% HTM. Refer to the Appendix included with this presentation for endnotes 1 to 20. G-SIB surcharge SCB Minimum ratio4.5% 2.5% 12.3%11.7% 4Q19 3Q20 12.4% 4Q20 8.0% Headroom 4.3% 1.0% Regulatory minimum 6.9% 6.6% 6.4% 4.0% 4Q204Q19 3Q20 Regulatory minimum Minimum ratio Headroom 2.4% 17% 83% 15% 85% ~$3B MMLF 16% 84%

13 Summary 4Q20 financial review • EPS of $1.39, up 3%; Pre-tax margin of 22.0%, up 1.1%pts; ROE of 8.4% • EPS ex-notable items of $1.69, down (15)%A – Fee revenue of $2.4B, up 2%, primarily driven by elevated FX trading activity, partially offset by lower Securities finance and Software and processing fees – NII of $0.5B, down (22)%, largely reflecting the lower interest rate environment – Expenses of $2.1B, flat YoYA – Pre-tax margin of 26.9%, down (2.2)%ptsA FY2020 financial review • EPS of $6.32, up 17%; Pre-tax margin of 24.8%, up 1.7%pts; Operating leverage of 3.0%pts; ROE of 10.0% • EPS ex-notable items of $6.70, up 9%A – Fee revenue of $9.5B, up 4%, primarily driven by elevated FX trading activity, improved Servicing and Management fees, and CRD performance, partially offset by lower Securities finance revenue – NII of $2.2B, down (14)% – Expenses of $8.5B, down (1.5)%, reflecting 2020 net productivity initiativesA – Generated positive operating leverage of 1.4%ptsA – Pre-tax margin improved to 26.3%, up 0.5%ptsA • Announced 1Q21 common share repurchase program of up to $475M and redemption of $500M of preferred stock4 A Financial metrics ex-notable items are non-GAAP measures; refer to the Appendix for explanations and reconciliations of our non-GAAP measures. Refer to the Appendix included with this presentation for endnotes 1 to 20. All comparisons are to corresponding prior year periods unless noted otherwise

FY2021 Outlook

	FY2020 review	FY2021 outlook
Operating environment	• Equity market period-end levels: S&P 500 up 16%; MSCI EAFE up 5% • Fed Funds rate cuts to near zero • Average 10Y US Treasury rate of 0.89%	• Equity market period-end growth, up 7-8% • Normalizing FX market volatility following spike in 2020 • Current forward rate curve
Fee revenue	• Up 4% YoY; Up 1% excluding FX trading revenue[B]	• Flat to up 2% YoY; Up 3-5% YoY excluding FX trading revenue[C] • FX trading revenue expected to normalize below 2020
NII	• Down (14)% YoY	• Down (14-17)% • NII expected to stabilize after 1Q21 step down
Tax rate	• Effective tax rate of 16.5%	• Effective tax rate of 17-19%

Expense management (ex-notable items)[A]



+1%
-2% ex-CRD
-1.5%
Targeting flat to -1% reduction[C]
$8,625M
$8,675M
$8,542M
~4-5%
~(5-6)%
↓~0-(1)%[C]
FY2018
FY2019
FY2020
Incremental investments & variable costs
Optimization savings
FY2021E

Expenses expected to be flat to down (1)%[C]

- Incremental investments & variable costs
  - Continue to expand CRD and our State Street Alpha strategy
  - Upgrade and modernize technology infrastructure
  - Drive product innovation and client service
- Optimization savings
  - Focus on further process automation and organizational simplification
  - Real estate footprint reduction across 20 sites

[A] Financial metrics ex-notable items are non-GAAP measures; refer to the Appendix for explanations and reconciliations of our non-GAAP measures. [B] Fee revenue in FY2020 and FY2019 included FX trading revenue of $1,363M and $1,058M, respectively. Excluding FX trading revenue, FY2020 adjusted Fee revenue of $8,136M was up 1% compared to FY2019 adjusted Fee revenue of $8,089M.
[C] Currency translation increases both fee revenue and expenses in FY2021 by ~1%pts each.

STATE STREET | 14

Medium term financial targets affirmed but timing adjusted two years to the end of 2023 (for FY2024) driven by significant shifts in the interest rate environment[A]

- NII was impacted by a ~200bp decline in interest rates, including 5 Fed Funds rate cuts since the end of 2018
  - Holding all else equal, the lower interest rate environment since 4Q18 has impacted 4Q20 pre-tax margin by an estimated ~5.0%pts and ROE by an estimated ~2.5%pts
- Average global equity markets growth was as expected with US equity markets stronger and international markets declining[B]

Medium term targets: Our strategic priorities will deliver growth, drive innovation and enhance shareholder value

Revenue growth	4–5% with CRD
Pre-tax margin	30%
EPS growth	10–15%
ROE	12–15%
Capital return	Targeting total payout ratio greater than or equal to 80%[C]

[A] Financial targets to be met by the end of 2023 or on a run-rate basis for FY2024; Previously announced timeline for financial targets was for them to be met by the end of 2021 (for FY2022). Total revenue growth is market dependent, including, but not limited to, the impacts from interest rate cycles, as well as equity and fixed income markets. Financial targets do not reflect items outside of the normal course of business. Revenue and EPS growth targets stated on a YoY basis. Timing to achieve all medium-term financial targets may become subject to uncertainties associated with the COVID-19 pandemic, including the overall magnitude and duration of its impact. [B] Equity market comparison based on FY2020 average equity market levels as compared to FY2018 average equity market levels. [C] Payout of 80% in the medium term, but payout expected to be higher in near term assuming SCB in effect without regulatory limitations (e.g., pandemic-related). Refer to endnotes 4 and 20 for additional details.

STATE STREET | 15

16 Appendix FY2020 Fee revenue, NII and Expenses 17 FY2020 line of business performance 18 Reconciliation of notable items 19 Endnotes 20 Forward-looking statements 21 Non-GAAP measures 22 Definitions 23

17 FY2020 Fee revenue, NII and Expenses Fee Revenue 720 733 471 1,058 1,363 1,824 1,880 5,074 5,167 FY2020 $9,147M FY2019 356 $9,499M +3.8% NII Expenses ex-notablesA YoY % ∆ +1.8% +3.1% +28.8% -24.4% +1.8% Servicing fees Management Fees9 FX trading9 Securities finance Software & processing FY2019 $2,200M FY2020 $2,566M -14.3% 1,326 1,208 458 438 983 978 1,465 1,550 4,443 4,368 FY2020FY2019 $8,675M $8,542M -1.5% Comp. & benefits Information systems Transaction processing Occupancy YoY % ∆ -1.7% +5.8% -0.5% -4.4% -8.9%Other 17 A Quarterly expenses ex-notable items, as presented, is a non-GAAP presentation; refer to the Appendix for a reconciliation of ex-notable items and seasonal expenses to GAAP expenses. Refer to the Appendix included with this presentation for endnotes 1 to 20.

18 FY2020 line of business performance Investment Servicing Total revenueA 2,590 2,211 7,201 7,514 $9,729M$9,834M FY2019 FY2020 Pre-tax income Fee revenue NII Pre-tax margin 27.3% 26.4% -0.9%pts FY2019 FY2020 $2,684MB $2,570M YoY % ∆ +4.3% -14.6% -1.1% -4.2% Investment Management State Street Total revenue $1,922M FY2019 $1,974M FY2020 Pre-tax income Pre-tax margin 20.1% 25.5% +5.4%pts FY2020 $387M FY2019 $503M YoY % ∆ +2.7% +30.0% Total revenueA 2,566 2,200 9,147 9,499 FY2019 FY2020 $11,703M$11,756M Pre-tax incomeC Fee revenue NII Pre-tax margin 23.1% 25.8% 24.8% 26.3% +1.7%pts +0.5%pts ex-notablesD 2,712 2,899 315 174 FY2019 FY2020 $3,027M $3,073M YoY % ∆ +3.8% -14.3% -0.5% +6.9% GAAP +1.5% ex-notablesD Notable items A Total revenue also includes Other income of $43M and $4M in FY2019 and FY2020, respectively. B Includes gain of ~$44M included in Other income associated with a tender offer of our Floating Rate Junior Subordinated Debenture. C Pre-tax income and pre-tax margin also include expenses from the Other line of business segment, which had total expenses of $359M and $174M in FY2019 and FY2020, respectively. D Pre-tax income and pre-tax margin ex-notable items are non-GAAP measures; refer to the Appendix for explanations and reconciliations of our non-GAAP measures.

Reconciliation of notable items

Quarterly reconciliation

(Dollars in millions, unless noted otherwise)	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20	% Change 4Q20 vs. 4Q19	% Change 4Q20 vs. 3Q20	Year-to-Date 2018	Year-to-Date 2019	Year-to-Date 2020	% Change YTD2019 vs. YTD2018	% Change YTD2020 vs. YTD2019
Total revenue, GAAP-basis	2,932	2,873	2,903	3,048	3,065	2,937	2,784	2,917	(4.3)%	4.8%	12,131	11,756	11,703	(3.1)%	(0.5)%
Add: Legal and related											8				
Less: Other income				(44)								(44)	0		
Total revenue, excluding notable items	2,932	2,873	2,903	3,004	3,065	2,937	2,784	2,917	(2.9)%	4.8%	12,139	11,712	11,703	(3.5)%	(0.1)%
Total expenses, GAAP basis	2,293	2,154	2,180	2,407	2,255	2,082	2,103	2,276	(5.4)%	8.2%	9,015	9,034	8,716	0.2%	(3.5)%
Less: Notable expense items:															
Repositioning charges:															
Compensation and employee benefits				(98)				(82)			(259)	(98)	(82)		
Occupancy				(12)				(51)			(41)	(12)	(51)		
Repositioning charges				(110)				(133)			(300)	(110)	(133)		
Acquisition and restructuring costs	(9)	(12)	(27)	(29)	(11)	(12)	(15)	(12)			(24)	(77)	(50)		
Legal and related	(14)		(18)	(140)			9				(42)	(172)	9		
Business exit											(24)	0	0		
Total expenses, excluding notable items	2,270	2,142	2,135	2,128	2,244	2,070	2,097	2,131	0.1%	1.6%	8,625	8,675	8,542	0.6%	(1.5)%
CRD expenses	(41)	(46)	(56)	(58)	(58)	(61)	(62)	(67)			(39)	(201)	(248)		
State Street expenses related to CRD: intangible asset amortization costs	(15)	(17)	(17)	(16)	(17)	(16)	(17)	(16)			(18)	(65)	(66)		
Total expenses, excluding notable items and CRD and CRD-related expenses	2,214	2,079	2,062	2,054	2,169	1,993	2,018	2,048	(0.3)%	1.5%	8,568	8,409	8,228	(1.9)%	(2.2)%
Operating leverage, GAAP-basis (%pts)[A]									110 bps	(340) bps				(330) bps	300 bps
Operating leverage, excluding notable items (%pts)[B]									(300)	320				(410)	140
Pre-tax margin, GAAP-basis (%)	21.7%	25.0%	24.8%	20.9%	25.3%	27.3%	24.5%	22.0%	110	(250)	25.6%	23.1%	24.8%	(250)	170
Notable items as reconciled above (%)	0.8%	0.4%	1.6%	8.2%	0.3%	0.4%	0.2%	4.9%			3.2%	2.7%	1.5%		
Pre-tax margin, excluding notable items (%)	22.5%	25.4%	26.4%	29.1%	25.6%	27.7%	24.7%	26.9%	(220)	220	28.8%	25.8%	26.3%	(300)	50
Net income available to common shareholders, GAAP-basis	452	537	528	492	580	662	517	498	1.2%	(3.7)%	2,404	2,009	2,257	(16.4)%	12.3%
Notable items as reconciled above: pre-tax	23	12	45	235	11	12	6	145			398	315	174		
Tax impact on notable items as reconciled above	(2)	(3)	(12)	(25)	(3)	(3)	(4)	(37)			(89)	(42)	(47)		
Preferred securities cost				22	9						0	22	9		
Net income available to common shareholders, excluding notable items	473	546	561	724	597	671	519	606	(16.3)%	16.8%	2,713	2,304	2,393	(15.1)%	3.9%
Diluted EPS, GAAP-basis	1.18	1.42	1.42	1.35	1.62	1.86	1.45	1.39	3.0%	(4.1)%	6.39	5.38	6.32	(15.8)%	17.5%
Notable items as reconciled above	0.06	0.03	0.09	0.63	0.05	0.02	0.00	0.30			0.82	0.79	0.38		
Diluted EPS, excluding notable items	1.24	1.45	1.51	1.98	1.67	1.88	1.45	1.69	(14.6)%	16.6%	7.21	6.17	6.70	(14.4)%	8.6%

[A] Calculated as the period-over-period change in total revenue less the period-over-period change in total expenses. [B] Calculated as the period-over-period change in total revenue, excluding notable items less the period-over-period change in total expenses, excluding notable items.

STATE STREET | 19

20 Endnotes 1. New asset servicing mandates, including announced front-to-back investment servicing clients, may be subject to completion of definitive agreements, approval of applicable boards and shareholders and customary regulatory approvals. New asset servicing mandates and servicing assets remaining to be installed in future periods exclude new business which has been contracted, but for which the client has not yet provided permission to publicly disclose and is not yet installed. These excluded assets, which from time to time may be significant, will be included in new asset servicing mandates and reflected in servicing assets remaining to be installed in the period in which the client provides its permission. Servicing mandates and servicing assets remaining to be installed in future periods are presented on a gross basis and therefore also do not include the impact of clients who have notified us during the period of their intent to terminate or reduce their relationship with State Street, which from time to time may be significant. New business in assets to be serviced is reflected in our AUC/A after we begin servicing the assets, and new business in assets to be managed is reflected in our AUM after we begin managing the assets. As such, only a portion of any new asset servicing and asset management mandates may be reflected in our AUC/A and AUM as of any particular date specified. Generally, our servicing fee revenues are affected by several factors including changes in market valuations, client activity and asset flows, net new business and the manner in which we price our services. We provide a range of services to our clients, including core custody services, accounting, reporting and administration and middle office services, and the nature and mix of services provided affects our servicing fees. The basis for fees will differ across regions and clients. The industry in which we operate has historically faced pricing pressure, and our servicing fee revenues are also affected by such pressures today. Consequently, no assumption should be drawn as to future revenue run rate from announced servicing wins or new servicing business yet to be installed, as the amount of revenue associated with AUC/A can vary materially. Management fees generally are affected by our level of AUM and differ based upon the nature, type and investment strategy of the investment product. Management fee revenue is more sensitive to market valuations than servicing fee revenue, as a higher proportion of the underlying services provided, and the associated management fees earned, are dependent on equity and fixed-income security valuations. Additional factors, such as the relative mix of assets managed, may have a significant effect on our management fee revenue. While certain management fees are directly determined by the values of AUM and the investment strategies employed, management fees may reflect other factors, including performance fee arrangements, as well as our relationship pricing for clients. 2. CRD ARR is calculated by annualizing current quarter revenue and includes annualized amount of most software-enabled revenue, including revenue generated from Software-as-a-service, maintenance and support revenue, revenue from the Charles River Network’s FIX Network Service (CRN), and value-added services, which are all expected to be recognized ratably over the term of client contracts. ARR excludes software-enabled brokerage revenue. ARR of $190M, $213M and $223M in 4Q19, 3Q20 and 4Q20, respectively, include annualized intercompany revenue of ~$8M, ~$15M and ~$21M, respectively. 3. Unless otherwise noted, all capital ratios referenced on this slide and elsewhere in this presentation refer to State Street Corporation, or State Street, and not State Street Bank and Trust Company, or State Street Bank. All capital ratios are as of quarter end. The lower of capital ratios calculated under the Basel III advanced approaches and under the Basel III standardized approach are applied in the assessment of our capital adequacy for regulatory purposes. Standardized approach ratios were binding for 4Q20 and 3Q20, while Advanced approaches ratios were binding for 4Q19. Refer to the Addendum included with description of these ratios. December 31, 2020 capital ratios are presented as of quarter-end and are estimated as of January 19, 2021. 4. State Street’s $475M common stock repurchase authorization covers the period ending March 31, 2021. Stock purchases may be made using various types of transactions, including open-market purchases, accelerated share repurchases or other transactions off the market, and may be made under Rule 10b5-1 trading programs. The timing of stock purchases, type of transaction and number of shares purchased will depend on several factors, including market conditions and State Street’s capital position, its financial performance, the amount of common stock issued as part of employee compensation programs, investment opportunities and the potential for regulatory limitations on capital actions. The common stock purchase program does not have specific price targets and may be suspended at any time. 5. New SaaS client comparison based on the number of SaaS clients at year-end 2020 as compared to year-end 2019. 6. In accordance with ASU 2016-13, the Provision for credit losses for 3Q20 and 4Q20 includes the provision on funded and unfunded commitments as well as HTM securities. For 4Q19, the provision for credit losses on unfunded commitments of $3 million is included within Total expenses. 7. The index names listed are service marks of their respective owners. 8. Industry data is provided for illustrative purposes only. It is not intended to reflect State Street's or its clients' activity and is indicative of only selected segments of the entire industry. The data provider for North America and EMEA industry flows were changed to Morningstar from other providers in 3Q20 for consistency across regions and other efficiency considerations. Data collection and tabulation methodologies among data providers differ. All periods presented reflect data sourced from Morningstar. Prior period data therefore differs from data previously presented, which was sourced from other data providers. Morningstar data includes long-term mutual funds, ETF’s and Money Market funds. Mutual fund data represents estimates of net new cash flow, which is new sales minus redemptions combined with net exchanges, while ETF data represents net issuance, which is gross issuance less gross redemptions. Data for Fund of Funds, Feeder funds and Obsolete funds were excluded from the series to prevent double counting. Data is from the Morningstar Direct Asset Flows database. The long-term fund flows reported by Morningstar in North America are composed of US domiciled Market flows mainly in Equities, Allocation and Fixed Income asset classes. 4Q20 data for North America (US domiciled) includes Morningstar actuals October and November and Morningstar estimates for December 2020. 4Q20 data for EMEA is on a rolling three month basis for September 2020 through November 2020. 9. Certain fees associated with our GLD ETFs have been reclassified from Foreign exchange trading services to Management fees to better reflect the nature of those fees. Prior periods have been reclassified to conform to current-period presentation. These fees were approximately $12M, $12M, $14M and $15M in 1Q19, 2Q19, 3Q19 and 4Q19, respectively, and approximately $15M, $19M, $24M and $23M in 1Q20, 2Q20, 3Q20 and 4Q20, respectively. 10. Recognized Global Markets as the #1 FX provider to asset managers in the 2020 Euromoney (Real Money) FX Survey. 11. Industry data sourced from IHS Markit and reflects average loan balances for equities and fixed income. 12. On-prem revenue is revenue derived from locally installed software. Software-enabled revenue includes software as a service, maintenance and support revenue, FIX, brokerage, and value-add services. Revenue recognition pattern for on-prem installations differs from software-enabled revenue. 13. Revenue and pre-tax income reflects the application of ASC 606. Revenue recognition under ASC 606 results in the acceleration of a significant portion of revenues for on-prem software agreements when a client goes live or renews their contract with us. The amount of revenue recognized in any given quarter will be driven in large part by client activity, including agreements that renew or are installed in that quarter. 14. CRD bookings, as presented in this presentation, represent signed annual recurring revenue contract value excluding bookings with affiliates, including SSGA. CRD revenue derived from affiliate agreements is eliminated in consolidation for financial reporting purposes. 15. Revenue synergy target of $75-85M in 2021 mainly represents opportunities to enhance the distribution of State Street products and capabilities to CRD clients, cross sell CRD into State Street client base, expand share of wallet across our combined client base, bundle services to clients seeking an integrated experience and expand combined and integrated capabilities into new client segments. Cost synergy target of ~$55-65M in 2021 is net of expenses and cost to achieve, excluding restructuring charges, on a pre-tax basis. All targets as announced on July 20, 2018. 16. NII is presented on a GAAP-basis. NIM is presented on an FTE-basis. Refer to the Addendum for reconciliations of NII FTE-basis to NII GAAP-basis on the Average Statement of Condition. NIM (ex-MMLF) is presented on a FTE-basis and also excludes NII of $1.7M and $1.2M for 3Q20 and 4Q20, respectively. 17. Other includes Other expenses and Amortization of intangible assets. 18. Compensation and benefits expenses in 4Q20 and 4Q19 included notable items related to repositioning charges of $82M and $98M, respectively. Excluding these notable items, 4Q20 adjusted Compensation and benefits of $1,047M was flat compared to 4Q19 adjusted Compensation and benefits of $1,047M and down (1)% compared to 3Q20 Compensation and benefits of $1,062M. Occupancy expenses in 4Q20 and 4Q19 included notable items related to repositioning charges of $51M and $12M, respectively. Excluding these notable items, 4Q20 adjusted Occupancy of $111M was down (3)% compared to 4Q19 adjusted Occupancy of $114M and up 2% compared to 3Q20 Occupancy expenses of $109M. Other expenses in 4Q20, 3Q20, and 4Q19 included notable items related to acquisition and restructuring costs of $12M, $15M, and $29M, respectively. Other expenses in 3Q20 and 4Q19 also included notable items from legal and related (benefits) costs of $(9)M and $140M, respectively. Excluding all these notable items, 4Q20 Other expenses of $322M was down (11)% compared to 4Q19 adjusted Other expenses of $363M and up 8% compared to 3Q20 adjusted Other expenses of $297M. 19. For purposes of this presentation, prior period balances have been revised to reflect the carrying value of the securities, including available-for-sale securities at fair value, rather than amortized cost. Line item totals and percentage contribution between HQLA and non-HQLA may differ due to rounding. 20. Subject to annual CCAR process conducted by the Board of Governors of the Federal Reserve System. CCAR cycles run from mid-year to mid-year.

21 Forward-looking statements This presentation (and the conference call referenced herein) contains forward-looking statements within the meaning of United States securities laws, including statements about our goals and expectations regarding our business, financial and capital condition, results of operations, strategies, the financial and market outlook, dividend and stock purchase programs, governmental and regulatory initiatives and developments, expense reduction programs, new client business, and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “outlook,” “guidance,” “expect,” “priority,” “objective,” “intend,” “plan,” “forecast,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this presentation is first issued. Important factors that may affect future results and outcomes include, but are not limited to: the financial strength of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposures or to which our clients have such exposures as a result of our acting as agent, including as an asset manager or securities lending agent; the significant risks and uncertainties for our business, results of operations and financial condition, as well as our regulatory capital and liquidity ratios and other regulatory requirements, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its influence on the economy and financial markets, the effectiveness of our work from home arrangements and staffing levels in operational facilities, challenges associated with our return to office plans such as maintaining a safe office environment and integrating at- home and in-office staff, the impact of market participants on which we rely and actions taken by governmental authorities and other third parties in response to the pandemic and the impact of equity market valuations on our service and management fee revenue; increases in the volatility of, or declines in the level of, our NII; changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities); and changes in the manner in which we fund those assets; the volatility of servicing fee, management fee, trading fee and securities finance revenues due to, among other factors, the value of equity and fixed-income markets, market interest and FX rates, the volume of client transaction activity, competitive pressures in the investment servicing and asset management industries, and the timing of revenue recognition with respect to software and processing fees revenues; the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits; the liquidity of the assets on our balance sheet and changes or volatility in the sources of such funding, particularly the deposits of our clients; and demands upon our liquidity, including the liquidity demands and requirements of our clients; the level, volatility and uncertainty of interest rates; the expected discontinuation of Interbank Offered Rates including London Interbank Offered Rate (LIBOR); the valuation of the U.S. dollar relative to other currencies in which we record revenue or accrue expenses; the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; and the impact of monetary and fiscal policy in the U.S. and internationally on prevailing rates of interest and currency exchange rates in the markets in which we provide services to our clients; the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to impairment of such securities and the recognition of a provision for credit losses in our consolidated statement of income; our ability to attract and retain deposits and other low-cost, short-term funding; our ability to manage the level and pricing of such deposits and the relative portion of our deposits that are determined to be operational under regulatory guidelines; our ability to deploy deposits in a profitable manner consistent with our liquidity needs, regulatory requirements and risk profile; and the risks associated with the potential liquidity mismatch between short-term deposit funding and longer term investments; the manner and timing with which the Federal Reserve and other U.S. and non-U.S. regulators implement or reevaluate the regulatory framework applicable to our operations (as well as changes to that framework), including implementation or modification of the Dodd-Frank Act and related stress testing and resolution planning requirements and implementation of international standards applicable to financial institutions, such as those proposed by the Basel Committee and European legislation (such as Undertakings for Collective Investments in Transferable Securities (UCITS) V, the Money Market Fund Regulation and the Markets in Financial Instruments Directive II/Markets in Financial Instruments Regulation); among other consequences, these regulatory changes impact the levels of regulatory capital, long-term debt and liquidity we must maintain, acceptable levels of credit exposure to third parties, margin requirements applicable to derivatives, restrictions on banking and financial activities and the manner in which we structure and implement our global operations and servicing relationships. In addition, our regulatory posture and related expenses have been and will continue to be affected by heightened standards and changes in regulatory expectations for global systemically important financial institutions applicable to, among other things, risk management, liquidity and capital planning, cyber-security, resiliency, resolution planning and compliance programs, as well as changes in governmental enforcement approaches to perceived failures to comply with regulatory or legal obligations; adverse changes in the regulatory ratios that we are, or will be, required to meet, whether arising under the Dodd-Frank Act or implementation of international standards applicable to financial institutions, such as those proposed by the Basel Committee, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital or liquidity ratios that cause changes in those ratios as they are measured from period to period; requirements to obtain the prior approval or non-objection of the Federal Reserve or other U.S. and non-U.S. regulators for the use, allocation or distribution of our capital or other specific capital actions or corporate activities, including, without limitation, acquisitions, investments in subsidiaries, dividends and stock repurchases, without which our growth plans, distributions to shareholders, share repurchase programs or other capital or corporate initiatives may be restricted; geopolitical risks applicable to our operations and activities in jurisdictions globally, including emerging markets and economies, that have the potential to disrupt or impose costs, delays or damages upon our, our clients', our counterparties' and suppliers' and our infrastructure providers' respective operations, activities and strategic planning and to compromise financial markets and stability; changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including, without limitation, additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to our operating model and the adequacy and resiliency of our controls or compliance programs; cyber-security incidents, or failures to protect our systems and our, our clients' and others' information against cyber- attacks, that could result in the theft, loss, unauthorized access to, disclosure, use or alteration of information, system failures, or loss of access to information; any such incident or failure could adversely impact our ability to conduct our businesses, damage our reputation and cause losses, potentially materially; our ability to expand our use of technology to enhance the efficiency, accuracy and reliability of our operations and our dependencies on information technology; to replace and consolidate systems, particularly those relying upon older technology, and to adequately incorporate cyber-security, resiliency and business continuity into our operations, information technology infrastructure and systems management; to implement robust management processes into our technology development and maintenance programs; and to control risks related to use of technology, including cyber-crime and inadvertent data disclosures; our ability to identify and address threats to our information technology infrastructure and systems (including those of our third-party service providers); the effectiveness of our and our third party service providers' efforts to manage the resiliency of the systems on which we rely; controls regarding the access to, and integrity of, our and our clients' data; and complexities and costs of protecting the security of such systems and data; our ability to control operational and resiliency risks, data security breach risks and outsourcing risks; our ability to protect our intellectual property rights; the possibility of errors in the quantitative models we use to manage our business; and the possibility that our controls will prove insufficient, fail or be circumvented; economic or financial market disruptions in the U.S. or internationally, including those which may result from recessions or political instability; for example, the United Kingdom's (U.K.) exit from the European Union or actual or potential changes in trade policy, such as tariffs or bilateral and multilateral trade agreements; our ability to create cost efficiencies through changes in our operational processes and to further digitize our processes and interfaces with our clients, any failure of which, in whole or in part, may among other things, reduce our competitive position, diminish the cost-effectiveness of our systems and processes or provide an insufficient return on our associated investment; our ability to promote a strong culture of risk management, operating controls, compliance oversight, ethical behavior and governance that meets our expectations and those of our clients and our regulators, and the financial, regulatory, reputational and other consequences of our failure to meet such expectations; the impact on our compliance and controls enhancement programs associated with the appointment of a monitor under the deferred prosecution agreement with the DOJ and compliance consultant appointed under a settlement with the SEC, including the potential for such monitor and compliance consultant to require changes to our programs or to identify other issues that require substantial expenditures, changes in our operations, payments to clients or reporting to U.S. authorities; the results of our review of our billing practices, including additional findings or amounts we may be required to reimburse clients, as well as potential consequences of such review, including damage to our client relationships or our reputation, adverse actions or penalties imposed by governmental authorities and costs associated with remediation of identified deficiencies; the results of, and costs associated with, governmental or regulatory inquiries and investigations, litigation and similar claims, disputes, or civil or criminal proceedings; changes or potential changes in the amount of compensation we receive from clients for our services, and the mix of services provided by us that clients choose; the large institutional clients on which we focus are often able to exert considerable market influence and have diverse investment activities, and this, combined with strong competitive market forces, subjects us to significant pressure to reduce the fees we charge, to potentially significant changes in our AUC/A or our AUM in the event of the acquisition or loss of a client, in whole or in part, and to potentially significant changes in our revenue in the event a client re-balances or changes its investment approach, re-directs assets to lower- or higher-fee asset classes or changes the mix of products or services that it receives from us; the potential for losses arising from our investments in sponsored investment funds; the possibility that our clients will incur substantial losses in investment pools for which we act as agent; the possibility of significant reductions in the liquidity or valuation of assets underlying those pools and the potential that clients will seek to hold us liable for such losses; and the possibility that our clients or regulators will assert claims that our fees, with respect to such investment products, are not appropriate; our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; the credit agency ratings of our debt and depositary obligations and investor and client perceptions of our financial strength; adverse publicity, whether specific to us or regarding other industry participants or industry-wide factors, or other reputational harm; changes or potential changes to the competitive environment, due to, among other things, regulatory and technological changes, the effects of industry consolidation and perceptions of us, as a suitable service provider or counterparty; our ability to complete acquisitions, joint ventures and divestitures, including, without limitation, our ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; the risks that our acquired businesses, including, without limitation, CRD, and joint ventures will not achieve their anticipated financial, operational and product innovation benefits or will not be integrated successfully, or that the integration will take longer than anticipated; that expected synergies will not be achieved or unexpected negative synergies or liabilities will be experienced; that client and deposit retention goals will not be met; that other regulatory or operational challenges will be experienced; and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators; our ability to integrate CRD's front office software solutions with our middle and back office capabilities to develop our front-to-middle-to-back office State Street Alpha that is competitive, generates revenues in line with our expectations and meets our clients' requirements; the dependency of State Street Alpha on enhancements to our data management and the risks to our servicing model associated with increased exposure to client data; our ability to recognize evolving needs of our clients and to develop products that are responsive to such trends and profitable to us; the performance of and demand for the products and services we offer; and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; our ability to grow revenue, manage expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements and expectations; changes in accounting standards and practices; and the impact of the U.S. tax legislation enacted in 2017, and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2019 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this presentation should not by relied on as representing our expectations or beliefs as of any time subsequent to the time this presentation is first issued, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time.

22 Non-GAAP measures In addition to presenting State Street's financial results in conformity with U.S. generally accepted accounting principles, or GAAP, management also presents certain financial information on a basis that excludes or adjusts one or more items from GAAP. This latter basis is a non-GAAP presentation. In general, our non- GAAP financial results adjust selected GAAP-basis financial results to exclude the impact of revenue and expenses outside of State Street’s normal course of business or other notable items, such as acquisition and restructuring charges, repositioning charges, gains/losses on sales, as well as, for selected comparisons, seasonal items. For example, we sometimes present expenses on a basis we may refer to as “expenses ex-notable items", which exclude notable items and, to provide additional perspective on both prior year quarter and sequential quarter comparisons, also exclude seasonal items. Management believes that this presentation of financial information facilitates an investor's further understanding and analysis of State Street's financial performance and trends with respect to State Street’s business operations from period-to-period, including providing additional insight into our underlying margin and profitability. In addition, Management may also provide additional non-GAAP measures. For example, we present capital ratios, calculated under regulatory standards scheduled to be effective in the future or other standards, that management uses in evaluating State Street’s business and activities and believes may similarly be useful to investors. Additionally, we may present revenue and expense measures on a constant currency basis to identify the significance of changes in foreign currency exchange rates (which often are variable) in period-to-period comparisons. This presentation represents the effects of applying prior period weighted average foreign currency exchange rates to current period results. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. Refer to the Addendum for reconciliations of our non-GAAP financial information. To access the Addendum go to http://investors.statestreet.com and click on “Filings & Reports – Quarterly Earnings”.

23 Definitions A&R Acquisition and restructuring ARR Annual recurring revenue AUC/A Assets under custody and/or administration AUM Assets under management Barclays Agg Barclays Agg represents Barclays Global Aggregate Bond Index Bps Basis points, with one basis point representing one hundredth of one percent CCAR Comprehensive Capital Analysis and Review CET1 ratio Common equity tier 1 ratio CRD Charles River Development CRD uninstalled backlog Uninstalled revenue backlog reflects terms currently in effect. It includes SaaS and on-prem license revenue, as well as maintenance and support revenue, and excludes revenue generated from FIX, value-add services, brokerage, and professional services. Diluted earnings per share (EPS) Net income available to common shareholders divided by diluted average common shares outstanding for the noted period EC Enhanced custody EM Emerging markets EMEA Europe, Middle East and Africa EOP End of period ETF Exchange-traded fund FTE Fully taxable equivalent FX Foreign exchange FY Full-year GAAP Generally accepted accounting principles in the United States G-SIB Global systemically important bank HTM Held-to-maturity HQLA High quality liquid assets IT Information technology MMLF Money Market Mutual Fund Liquidity Facility Net interest income (NII) Income earned on interest bearing assets less interest paid on interest bearing liabilities Net interest margin (NIM) Net interest income divided by average interest-earning assets nm Not meaningful On-prem On-premises revenue as recognized in the CRD business Operating leverage Rate of growth of total revenue less the rate of growth of total expenses, relative to the successive prior year period, as applicable Payout ratio Total payout ratio is equal to common stock dividends and common stock purchases as a percentage of net income available to common shareholders Pre-tax operating margin Income before income tax expense divided by total revenue %Pts Percentage points is the difference from one percentage value subtracted from another Quarter-over-quarter (QoQ) Sequential quarter comparison Return on equity (ROE) Net income less dividends on preferred stock divided by average common equity RWA Risk weighted assets SaaS Software as a service SCB Stress capital buffer SSGA State Street Global Advisors T1L Tier 1 leverage ratio Year-over-year (YoY) Current period compared to the same period a year ago